Exhibit 99.1

Standard BioTools Reports Third Quarter and Year-to-Date 2023 Financial Results

•
Year-to-date revenue growth, gross margin expansion and operating expense reduction are testament to continued execution against financial objectives
•
Planned merger with SomaLogic activates strategic M&A thesis

SOUTH SAN FRANCISCO, Calif., November 7, 2023 — Standard BioTools Inc. (“SBI” or the “Company”) (Nasdaq: LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health – today reported financial results for the third quarter ended September 30, 2023.

2023 Selected Financial Results

	Quarter Ended	Nine Months Ended
(Unaudited, in millions, except percentages)	September 30, 2023	September 30, 2023
Revenue	$25.4	$78.2
GAAP gross margin	44.0%	47.5%
Non-GAAP gross margin	57.0%	60.3%
Operating expenses	$32.3	$92.3
Non-GAAP operating expenses	$24.6	$74.3
Operating loss	$(21.2)	$(55.2)
Net loss	$(21.0)	$(54.9)
Non-GAAP adjusted EBITDA	$(10.1)	$(27.1)
Cash and cash equivalents, restricted cash, and short-term investments	$129.6

Financial Highlights Compared to 2022

•
Instrument sales grew 47% year-to-date and 14% in the third quarter;
•
Total revenue increased 10% year-to-date and declined 1% in the third quarter;
•
Non-GAAP gross margin expanded by 1,000 basis points year-to-date and 830 basis points in the third quarter;
•
Non-GAAP operating expenses declined over $19 million, or 21%, year-to-date and over $5 million, or 17%, in the third quarter;
•
Non-GAAP adjusted EBITDA loss improved over $30 million year-to-date and $7 million in the third quarter; and
•
Operating cash use decreased 58% to $30 million year-to-date and decreased 53% to $12 million in the third quarter.

“We are pleased with our third quarter results, which were in line with expectations, amid a challenging macroeconomic backdrop and legacy headwinds that we continue to navigate,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “We are maintaining a disciplined approach to commercial and R&D investment to fuel growth and a continued focus on operational excellence. The progress we have made against our strategic objectives has allowed us to raise our 2023 financial outlook, and we believe we are well on track to execute our long-term transformation plan.”

Egholm added, “That work is establishing a platform that will support our evolution into a diversified leader in life science tools. Our planned merger with SomaLogic not only activates and fuels our strategic objective to unlock value in a highly fragmented space, it also enhances revenue growth with new technological and commercial opportunities and creates synergies and scale that will accelerate our combined path to profitability. To truly unleash breakthroughs in human health, we believe that life science research needs a comprehensive platform of cutting-edge technology backed by a customer-focused organization with deep, large-enterprise expertise. SBI is positioning itself to best answer that call.”

A reconciliation of non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Use of Non-GAAP Financial Information.”

Business Update

Proteomics (Mass Cytometry): Revenue growth has continued with disciplined commercial execution behind the launch of the Hyperion XTiTM Imaging System in April 2023. The system’s market-leading data quality and throughput continue to be well received.

Genomics (Microfluidics): Revenue has stabilized, leading to a breakeven operating contribution on a year-to-date basis. The improvement is primarily attributable to a strategic portfolio consolidation that prioritized the upgraded Biomark X9TM System for high-throughput genomics, as well as a new commercial approach focused on OEMs and high-volume accounts.

Corporate: On October 4, 2023, the Company announced an all-stock merger with SomaLogic (Nasdaq: SLGC), which is expected to build a diversified leader in life sciences tools. The Company expects to close the merger in the first quarter of 2024, subject to approval by both companies’ stockholders, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and satisfaction of other customary closing conditions.

Outlook for 2023

As previously announced on October 4, 2023, the Company expects total revenue of $100 million to $105 million for the full year 2023. The Company also expects GAAP gross margin of approximately 47% and non-GAAP gross margin of approximately 60% (which excludes the impact of technology amortization, depreciation and stock-based compensation) for the full year 2023.

A reconciliation of non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Use of Non-GAAP Financial Information.”

The Company continues to monitor the potential and uncertain impact of adverse economic conditions globally. Continued or sustained inflationary or recessionary pressures could impact the Company’s ability to achieve this financial outlook.

Conference Call Information

Standard BioTools will host a conference call and webcast today at 1:30 p.m. PT, 4:30 p.m. ET, to discuss third quarter 2023 financial results and operational progress as well as to provide additional color on its strategic actions.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: (888) 346-3970

Outside US callers: (412) 902-4297

Live audio of the webcast will be available online from the Investor Relations page of the Company’s website. The webcast will also be archived and available on the website.

Our investor presentation, including an appendix with Supplemental Financial Information, has been posted on our website concurrent with this news release.

Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis. The non-GAAP financial measures included in this press release are non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of the Company’s core operating performance. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the Company’s core operating results. Management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. Forward-looking statements may include statements regarding financial outlook, including related to revenues, margin, and operating expenses; statements regarding future financial performance and expectations, operational and strategic plans, deployment of capital, cash runway and sufficiency of cash resources, potential M&A activity, potential restructuring plans; and expectations with respect to the planned merger of Standard BioTools and SomaLogic, including expected timing of the closing of the merger, the ability of the parties to complete the merger considering the various closing conditions, the expected benefits of the merger, including estimations of anticipated cost savings and cash runway, the competitive ability and position of the combined company, the success, cost and timing of the combined company’s product development, sales and marketing, and research and development activities, the combined company’s ability to obtain and maintain regulatory approval for its products, the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations, and any assumptions underlying any of the foregoing. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks and uncertainties related to, among other things, (i) the risk that the merger may not be completed in a timely manner or at all, which may adversely affect Standard BioTools’ and SomaLogic’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the merger and the potential failure to satisfy the conditions to the consummation of the merger, including obtaining stockholder and regulatory approvals; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the merger on the ability of Standard BioTools or SomaLogic to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Standard BioTools or SomaLogic does business, or on Standard BioTools’ or SomaLogic’s operating results and business generally; (v) Standard BioTools’ or SomaLogic’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger or otherwise, or the impact of the merger thereupon; (vii) Standard BioTools or SomaLogic may be adversely affected by other economic, business and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the merger; (ix) restrictions during the pendency of the merger that may impact Standard BioTools’ or SomaLogic’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that Standard BioTools or SomaLogic may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the consummation of the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the Merger; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of the Standard BioTools shares to be issued in the merger; (xiv) the risk that post-closing integration of the merger may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Standard BioTools’ and SomaLogic’s traded securities; (xvi) the lingering effects of the COVID-19 pandemic on Standard BioTools’ and SomaLogic’s industry and individual companies, including on counterparties, the supply chain, the execution of research and development programs, access to financing and the allocation of government resources; (xvii) the ability of Standard BioTools or SomaLogic to protect and enforce intellectual property rights; and (xviii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Standard BioTools’ and SomaLogic’s response to any of the aforementioned factors. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 8, 2023 and on its most recent annual report on Form 10-K filed with the SEC on March 14, 2023, as well as the “Risk Factors” section of SomaLogic’s most recent quarterly report on Form 10-Q filed with the SEC on August 4, 2023 and on its most recent annual report on Form 10-K filed with the SEC on March 28, 2023. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq: LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTubeTM. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Additional Information and Where to Find It

In connection with the proposed merger of Standard BioTools and SomaLogic and the required stockholder approval, Standard BioTools will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Standard BioTools and SomaLogic that also constitutes a prospectus of SomaLogic. Each of Standard BioTools and SomaLogic also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools and SomaLogic. Standard BioTools’ and SomaLogic’s stockholders are urged to carefully read the joint proxy statement/prospectus (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the transaction. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by SomaLogic by going to SomaLogic’s Investor Relations page on its corporate website at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com.

Participants in the Solicitation

Standard Biotools, SomaLogic and each of their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from SomaLogic’s stockholders with respect to the transaction. Information about SomaLogic’s directors and executive officers, including their ownership of SomaLogic securities, is set forth in the proxy statement for SomaLogic’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023, Current Reports on Form 8-K, which were filed with the SEC on June 6, 2023, as amended on June 14, 2023, June 9, 2023 and October 4, 2023, and SomaLogic’s other filings with the SEC. Information concerning Standard BioTools’ directors and executive officers is set forth in Standard BioTools’ proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023, Current Reports on Form 8-K, which were filed with the SEC on May 3, 2023, May 15, 2023, June 16, 2023, July 28, 2023 and October 4, 2023, and Standard BioTools’ other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of SomaLogic and its respective executive officers and directors in the transaction, which may be different than those of SomaLogic stockholders generally, by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov, by going to SomaLogic’s Investor Relations page on its corporate website at https://investors.somalogic.com or by contacting SomaLogic Investor Relations at investors@somalogic.com or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at investors@standardbio.com.

Investor Contacts

Peter DeNardo

415 389 6400

ir@standardbio.com

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$18,711	$19,312	$57,814	$51,535
Service and other revenue	6,656	6,334	20,338	19,392
Total revenue	25,367	25,646	78,152	70,927
Cost of revenue:
Cost of product revenue	11,403	14,091	33,276	39,168
Cost of service and other revenue	2,810	2,335	7,783	5,875
Total cost of revenue	14,213	16,426	41,059	45,043
Gross profit	11,154	9,220	37,093	25,884
Operating expenses:
Research and development	6,370	8,486	19,039	29,957
Selling, general and administrative	22,292	26,340	66,187	82,061
Restructuring and related charges	1,998	3,412	5,415	5,102
Transaction-related expenses	1,666	9	1,666	3,857
Total operating expenses	32,326	38,247	92,307	120,977
Loss from operations	(21,172)	(29,027)	(55,214)	(95,093)
Interest expense	(1,223)	(1,049)	(3,469)	(3,141)
Loss on forward sale of Series B Preferred Stock	—	—	—	(60,081)
Loss on Bridge Loans	—	—	—	(13,719)
Other income (expense), net	1,448	(63)	4,417	(119)
Loss before income taxes	(20,947)	(30,139)	(54,266)	(172,153)
Income tax benefit (expense)	(50)	713	(614)	2,900
Net loss	$(20,997)	$(29,426)	$(54,880)	$(169,253)
Net loss per share, basic and diluted	$(0.27)	$(0.37)	$(0.69)	$(2.17)
Shares used in computing net loss per share, basic and diluted	79,152	78,897	78,967	77,924

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2023	December 31, 2022 (1)
ASSETS
Current assets:
Cash and cash equivalents	$79,655	$81,309
Short-term investments	49,195	84,475
Accounts receivable, net	16,560	17,280
Inventories, net	21,927	21,473
Prepaid expenses and other current assets	3,404	4,278
Total current assets	170,741	208,815
Property and equipment, net	24,538	25,652
Operating lease right-of-use asset, net	31,191	33,883
Other non-current assets	2,390	3,109
Developed technology, net	4,200	12,600
Goodwill	106,225	106,251
Total assets	$339,285	$390,310

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,327	$7,914
Accrued compensation and related benefits	10,423	9,153
Operating lease liabilities, current	3,980	3,682
Deferred revenue, current	11,234	10,792
Deferred grant income, current	3,637	3,644
Other accrued liabilities	10,199	6,175
Term loan, current	5,000	2,083
Total current liabilities	51,800	43,443
Convertible notes, net	54,975	54,615
Term loan, non-current	4,615	8,194
Deferred tax liability	1,017	1,055
Operating lease liabilities, non-current	31,150	34,081
Deferred revenue, non-current	3,474	3,816
Deferred grant income, non-current	11,635	14,359
Other non-current liabilities	1,086	961
Total liabilities	159,752	160,524
Mezzanine equity:
Redeemable preferred stock	311,253	311,253
Total stockholders’ deficit	(131,720)	(81,467)
Total liabilities, mezzanine equity and stockholders’ deficit	$339,285	$390,310

(1) Derived from the Audited Consolidated Financial Statements.

STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(54,880)	$(169,253)
Loss on forward sale of Series B Preferred Stock	—	60,081
Loss on bridge loans	—	13,719
Stock-based compensation expense	9,648	13,199
Amortization of developed technology	8,400	8,728
Depreciation and amortization	2,874	2,680
Provision for excess and obsolete inventory	963	7,239
Impairment of InstruNor developed technology intangible	—	3,526
Amortization of debt discounts, premiums and issuance costs	597	628
Other non-cash items	(224)	165
Changes in assets and liabilities, net	3,396	(10,901)
Net cash used in operating activities	(29,226)	(70,189)

Investing activities
Purchases of short-term investments	(55,857)	(137,302)
Proceeds from sales and maturities of investments	91,964	12,000
Purchases of property and equipment	(2,753)	(3,070)
Net cash provided by (used in) investing activities	33,354	(128,372)

Financing activities
Proceeds from bridge loans	—	25,000
Proceeds from issuance of Series B Preferred Stock	—	225,000
Repayment of term loan and advances under revolving credit facility	(833)	(6,838)
Payment of debt and equity issuance costs	—	(12,547)
Proceeds from exercise of stock options	80	97
Repurchase of common stock	(5,240)	—
Proceeds from ESPP stock issuance	326	497
Payments for taxes related to net share settlement of equity awards and other	(139)	(181)
Net cash provided by (used in) financing activities	(5,806)	231,028
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(196)	(719)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,874)	31,748
Cash, cash equivalents and restricted cash at beginning of period	82,324	29,467
Cash, cash equivalents and restricted cash at end of period	$80,450	$61,215

Cash, cash equivalents, and restricted cash consists of:
Cash and cash equivalents	$79,655	$60,200
Restricted cash	795	1,015
Total cash, cash equivalents and restricted cash	$80,450	$61,215

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND MARGIN PERCENTAGE

	Three Months Ended		Nine Months Ended		FY23 Outlook (2)
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022	Year Ended December 31, 2023
GAAP gross profit	$11,154	$9,220	$37,093	$25,884	$48,100
Amortization of developed technology	2,800	2,800	8,400	8,408	11,200
Depreciation and amortization	333	314	991	948	1,300
Stock-based compensation expense	188	154	648	459	900
Non-GAAP gross profit	$14,475	$12,488	$47,132	$35,699	$61,500

GAAP gross margin percentage	44.0%	36.0%	47.5%	36.5%	46.9%
Amortization of developed technology	11.0%	10.9%	10.7%	11.9%	10.9%
Depreciation and amortization	1.3%	1.2%	1.3%	1.3%	1.3%
Stock-based compensation expense	0.7%	0.6%	0.8%	0.6%	0.9%
Non-GAAP gross margin percentage	57.0%	48.7%	60.3%	50.3%	60.0%

(2) Represents FY23 Full Year Outlook at midpoint of $100 to $105 million estimated revenue range.

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP operating expenses	$32,326	$38,247	$92,307	$120,977
Restructuring and related charges	(1,998)	(3,412)	(5,415)	(5,102)
Transaction-related expenses	(1,666)	(9)	(1,666)	(3,857)
Stock-based compensation expense	(3,198)	(4,340)	(9,000)	(12,740)
Depreciation and amortization	(853)	(487)	(1,883)	(2,052)
Impairment of intangible assets	—	—	—	(3,526)
Loss on disposal of property and equipment	—	(197)	(73)	(212)
Non-GAAP operating expenses	$24,611	$29,802	$74,270	$93,488

GAAP R&D operating expenses	$6,370	$8,486	$19,039	$29,957
Stock-based compensation expense	(459)	(610)	(1,241)	(2,014)
Depreciation and amortization	(120)	(467)	(401)	(804)
Impairment of intangible assets	—	—	—	(3,526)
Non-GAAP R&D operating expenses	$5,791	$7,409	$17,397	$23,613

GAAP SG&A operating expenses	$22,292	$26,340	$66,187	$82,061
Stock-based compensation expense	(2,739)	(3,730)	(7,759)	(10,726)
Depreciation and amortization	(733)	(20)	(1,482)	(1,248)
Loss on disposal of property and equipment	—	(197)	(73)	(212)
Non-GAAP SG&A operating expenses	$18,820	$22,393	$56,873	$69,875

STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

ITEMIZED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP net loss	$(20,997)	$(29,426)	$(54,880)	$(169,253)
Income tax expense (benefit)	50	(713)	614	(2,900)
Interest expense	1,223	1,049	3,469	3,141
Amortization of developed technology	2,800	2,800	8,400	8,728
Depreciation and amortization	1,186	802	2,874	2,680
Restructuring and related charges	1,998	3,412	5,415	5,102
Transaction-related expenses	1,666	9	1,666	3,857
Stock-based compensation expense	3,386	4,494	9,648	13,199
Impairment of intangible assets	—	—	—	3,526
Loss on forward sale of Series B Preferred Stock	—	—	—	60,081
Loss on bridge loans	—	—	—	13,719
Other non-operating expense (income)	(1,448)	63	(4,417)	119
Loss on disposal of property and equipment	—	197	73	212
Non-GAAP adjusted EBITDA	$(10,136)	$(17,313)	$(27,138)	$(57,789)

CALCULATION OF OPERATING CASH USE

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net cash used in operating activities (3)	$(11,412)	$(24,611)	$(29,226)	$(70,189)
Purchases of property and equipment	(905)	(1,264)	(2,753)	(3,070)
Cash paid for interest	252	168	2,171	1,847
Operating cash use	$(12,065)	$(25,707)	$(29,808)	$(71,412)

(3) Derived from the Condensed Consolidated Statements of Cash Flows.